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                                                               EX-99.23.b


THOMPSON  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK
WASHINGTON, D.C.
         HINE


December 2, 2004

Securities and Exchange Commission
Public Filing Desk
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

RE: ROCK CANYON FUNDS, FILE NOS. 811-21256 AND 333-101319


Ladies and Gentlemen:

      On behalf of Rock Canyon Funds, a registered investment company (the "Trust"), we hereby submit, via electronic filing, Post-Effective Amendment No. 2 to the Trust's Registration Statement (the "Amendment"). The Amendment is filed pursuant to Rule 485(b) promulgated under the Securities Act of 1933 with respect to the Top Flight Fund (the "Fund"). The main purpose of the filing is to update the financial statements and provide other updating information for the Fund. We believe that the Amendment does not contain any disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

      If you have any questions, please contact Donald S. Mendelsohn at (513) 352-6546.



                                           Very truly yours,

                                           /s/ Thompson Hine LLP

                                           Thompson Hine LLP